Exhibit 99.3

BILI SOCIAL INTERNATIONAL, INC.

NOMINATIONS AND CORPORATE GOVERNANCE COMMITTEE CHARTER

Effective June 9, 2026

Purpose

The Nominations and Corporate Governance Committee (the “Committee”) is appointed by the Board of Directors (the “Board”) of BILI Social International, Inc., a Florida corporation (the “Company”) to:

1.	identify, select, or recommend to the Board for selection, the individuals to stand for election as directors at the annual meeting of stockholders or, if applicable, a special meeting of stockholders;
2.	oversee the selection and composition of committees of the Board and, as applicable, oversee management continuity planning processes; and
3.	identify, select, or recommend to the Board for selection, individuals to fill any vacancies or newly created directorship positions; and

The Board shall determine whether the Committee shall make determinations as a committee or shall make recommendations to the Board.

Composition and Qualifications

The Committee shall consist of two or more members of the Board, each of whom is determined by the Board to be “independent” in accordance with the rules of the Nasdaq Stock Market LLC (“Nasdaq”). To the extent the Committee consists of at least three members, one director who is not independent under Nasdaq’s rules may be appointed to the Committee, subject to the following:

•	the director is not a current officer or employee, or a family member of an officer or employee, of the Company;
•	the Board, under exceptional and limited circumstances, determines that such individual’s membership on the Committee is required by the best interests of the Company and its stockholders;
•	the Company discloses in the proxy statement for the next annual meeting subsequent to such determination (or in its Form 10-K if the Company does not file a proxy statement) the nature of the relationship and the reasons for that determination; and
•	such person does not serve under this exception for more than two years.

Notwithstanding the foregoing, under no circumstances shall the Committee include more than one non-independent director.

Appointment and Removal

The members of the Committee shall be appointed by the Board. Each member shall serve until such member’s successor is duly elected and qualified or until such member’s earlier resignation or removal. The members of the Committee may be removed, with or without cause, by a majority vote of the Board.

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Chairman

Unless a Committee chairperson (the “Chairman”) is elected by the full Board, the members of the Committee shall designate a Chairman by majority vote of the full Committee membership. The Chairman shall preside over all regular sessions of the Committee, shall have the authority to convene Committee meetings, shall set the agendas for Committee meetings, and shall communicate the Committee’s informational needs and decisions to the Board. In the absence of the Chairman at a duly convened Committee meeting, the Committee shall select a temporary substitute from among its members to preside over the meeting.

Delegation to Subcommittees

In fulfilling its responsibilities, the Committee shall be entitled to delegate any of its responsibilities to a subcommittee of the Committee to the extent consistent with the Company’s certificate of incorporation and bylaws, applicable law and the requirements of Nasdaq.

Meetings

The Committee shall meet as frequently as circumstances dictate. The Chairman of the Committee or a majority of the members of the Committee may call meetings of the Committee. Any one or more of the members of the Committee may participate in a meeting of the Committee by means of conference call or similar communication device by means of which all persons participating in the meeting can hear each other.

All non-management directors who are not members of the Committee may attend meetings of the Committee but may not vote. In addition, the Committee may invite to its meetings any director, member of management of the Company, and such other persons as it deems appropriate in order to carry out its responsibilities. The Committee may also exclude from its meetings any persons it deems appropriate.

Authority and Committee Resources

In discharging its oversight role, the Committee is empowered to study or investigate any matter of interest or concern that the Committee deems appropriate and shall have the sole authority, without seeking Board approval, to retain outside counsel or other advisors for this purpose, including the sole authority to approve the fees payable to such counsel or advisors and any other terms of retention.

Duties and Responsibilities

The Committee shall carry out the duties and responsibilities set forth below. These functions should serve as a guide with the understanding that the Committee may determine to carry out additional functions and adopt additional policies and procedures as may be appropriate in light of changing business, legislative, regulatory, legal, or other conditions. The Committee shall also carry out any other responsibilities and duties delegated to it by the Board from time to time related to the purposes of the Committee outlined in this charter.

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Board Selection, Composition, and Evaluation

1.	Establish criteria for the selection of new directors to serve on the Board.
2.	Identify individuals believed to be qualified as candidates to serve on the Board and select, or recommend that the Board select, the candidates for all directorships to be filled by the Board, including due to vacancies on the Board, or by the stockholders at an annual or special meeting. In identifying candidates for membership on the Board, the Committee may take into account all factors it considers appropriate, which may include strength of character, mature judgment, career specialization, relevant technical skills, diversity, the extent to which the candidate would fill a present need on the Board and the other factors outlined in the Company’s corporate governance guidelines.
3.	Review and make recommendations to the full Board, or determine, whether members of the Board should stand for re-election and consider matters relating to the retirement of Board members, including term limits or age caps.
4.	Conduct all necessary and appropriate inquiries into the backgrounds and qualifications of possible candidates. In connection with that responsibility, the Committee shall have sole authority to retain and to terminate any search firm to be used to assist in identifying candidates to serve as directors of the Company, including sole authority to approve the fees payable to such search firm and any other terms of retention.
5.	Consider questions of independence and possible conflicts of interest of members of the Board and executive officers.
6.	Periodically review and make recommendations, as the Committee deems appropriate, regarding the composition and size of the Board in order to ensure the Board has the requisite expertise and its membership consists of persons with sufficiently diverse and independent backgrounds.
7.	Oversee the evaluation, at least annually, and as circumstances otherwise dictate, of the Board, Board Committees and management.

Committee Selection and Composition

8.	Recommend members of the Board to serve on the Committees of the Board, giving consideration to the criteria for service on each Committee as set forth in the charter for such Committee, as well as to any other factors the Committee deems relevant, and when appropriate, make recommendations regarding the removal of any member of any Committee.
9.	Recommend members of the Board to serve as the Chairman of the Committees of the Board.
10.	Establish, monitor, and recommend the purpose, structure, and operations of the various Committees of the Board, the qualifications and criteria for membership on each Committee of the Board, and as circumstances dictate, make any recommendations regarding periodic rotation of directors among the Committees and impose any term limitations of service on any Board Committee.
11.	Periodically review the charter and composition of each Committee of the Board for the purpose of making recommendations to the Board for the creation of additional Committees or the elimination of Board Committees.

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Continuity/Succession Planning Process

Oversee and approve the management continuity planning process. Review and evaluate the succession plans relating to the chief executive officer and other executive officer positions and make recommendations to the Board with respect to the selection of individuals to occupy these positions.

Reports

1.	Report annually to the Board on succession planning, which shall include emergency chief executive officer (CEO) succession, CEO succession in the ordinary course, and succession for other members of senior management.
2.	Report regularly to the Board following meetings of the Committee, (i) with respect to such matters as are relevant to the Committee’s discharge of its responsibilities, and (ii) with respect to such recommendations as the Committee may deem appropriate. The report to the Board may take the form of an oral report by the Chairman or any other member of the Committee designated by the Committee to make such report.
3.	Maintain minutes or other records of meetings and activities of the Committee.

Corporate Governance

To the extent deemed appropriate by the Board and the Committee, the Committee will do as follows:

1.	Consider the adequacy of the certificate of incorporation and bylaws of the Company and recommend to the Board, as conditions dictate, that the Board propose amendments to the certificate of incorporation and bylaws for consideration by the stockholders, if required.
2.	Develop and recommend to the Board a set of corporate governance principles applicable to the Company and keep abreast of developments with regard to corporate governance to enable the Committee to make recommendations to the Board in light of such developments as may be appropriate.
3.	Consider policies relating to meetings of the Board. This consideration may include meeting schedules and locations, meeting agendas, and procedures for delivery of materials in advance of meetings.

Performance Evaluation

The Committee shall conduct a self-evaluation of the Committee’s performance at least annually. The evaluation shall address subjects including the Committee’s composition, responsibilities, structure and processes, and effectiveness.

Amendment and Annual Review

This charter may be amended from time to time by the Board and any amendment must be disclosed as required by, and in accordance with, applicable laws, rules and regulations. The Committee shall review this charter at least annually and recommend any proposed changes to the Board for approval.

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